UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Road

Springfield, OH 45502-9032

(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

As reported in Item 1.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2011 by AdCare Health Systems, Inc. (the “Company”), on September 6, 2011, CP Property Holdings, LLC (“CP Property”), a wholly owned subsidiary of the Company, entered into a Loan Agreement (the “Loan Agreement”) with the Economic Development Corporation of Fulton County (the “CDC”), an economic development corporation working with the U.S. Small Business Administration (“SBA”) pursuant to the SBA’s 504 Loan Program.  Pursuant to the Loan Agreement, CP Property issued a Promissory Note in favor of the CDC in an aggregate principal amount of $2,034,000 (the “SBA Loan”).  Following the satisfaction of certain conditions, the SBA Loan was funded on October 12, 2011 (the “Funding Date”).  Interest on the SBA Loan accrues on the principal balance thereof, beginning on the Funding Date, at an annual fixed rate of 2.80737%, which rate was determined on the Funding Date.  CP Property used the proceeds of the SBA Loan to repay in its entirety the debt incurred by CP Property and payable to Apax Capital, LLC, which debt was used to partially fund CP Property’s acquisition in May 2011 of the operations and selected assets of a 100 bed senior living facility located in College Park, Georgia known as College Park Healthcare Center.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2011	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer